SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2005

FIRST NATIONAL BANC, INC.

(Exact name of registrant as specified in its charter)

Georgia	333-109586	58-2249282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2509 Osborne Road, St. Marys, Georgia	31558
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (912) 882-3400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 21, 2005, David G. Moffat tendered his resignation from all positions held with First National Banc, Inc. (the “Company”), and each of the Company’s two subsidiary banks, First National Bank, St. Marys, Georgia, and First National Bank, Orange Park, Florida. Mr. Moffat served as a director and the President and Chief Operating Officer (and as principal financial and accounting officer) of the Company, Chairman of the Board of Directors of First National Bank of Orange Park, and a director and the President and Chief Executive Officer of First National Bank of St. Marys.

On March 22, 2005, the Board of Directors of First National Bank of St. Marys elected John G. Minor as the President and Chief Executive Officer of First National Bank of St. Marys. Mr. Minor, age 45, has served as the Executive Vice President of First National Bank of St. Marys since 1997.

On March 24, 2005, the Board of Directors of the Company elected Yong Kim as the Chief Financial Officer of the Company. Mr. Kim, age 35, has served as the Chief Financial Officer of First National Bank of St. Marys since 2002, and continues to hold that position. Mr. Kim previously served as Vice President of Operations of First National Bank of St. Marys since 2001, and prior to accepting that position served as Vice President and Loan Officer of the bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANC, INC.

March 25, 2005	/s/ Yong Kim
Yong Kim
Chief Financial Officer